EXHIBIT 11(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent in this Post-Effective Amendment No. 42 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (File No. 33-20827) of The RBB Fund, Inc., to the reference to our Firm under the headings "Independent Accountants" in the prospectus and "Miscellaneous - Independent Accountants" in the Statement of Additional Information.


/S/COOPERS & LYBRAND L.L.P.
   COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 17, 1997